Exhibit 10.3

Revised
May 28,1999


                  SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE

         THIS SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE ("Second Amendment") is made this 3rd day of June 1999, by and between First Industrial, L.P., a Delaware limited partnership ("Landlord") and Sparta Foods, Inc., a Minnesota corporation ("Tenant").

                                WITNESSETH THAT:

         WHEREAS, Landlord and Tenant entered into that certain Industrial Building Lease dated May 29, 1997, as was amended on October 2, 1997, pertaining to 112,082 square feet within the building located at 1565 First Avenue N.W., New Brighton, Minnesota (the "Building Lease").

         WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Capitalized terms used but not defined here shall have the same meanings as are respectively ascribed to those terms in the Building Lease.

2. In accordance with Lease Exhibit F of the Building Lease (attached Exhibit "A") the Landlord has contracted to have the roof of the building replaced at a cost of Three Hundred Six Thousand Seven Hundred Fourteen and 00/100 dollars ($306,714.00).

3. In accordance with Lease Exhibit F (attached Exhibit "A") the cost of replacement has been amortized over 20 years at eleven (11%) percent interest and a portion of such cost is payable by Tenant ( the Replacement
     Cost) over the balance of the term of the Lease. Landlord and tenant agree to incorporate the Replacement Cost into the Base Rent. By this Second Amendment, Lease Exhibit B of the Building Lease is hereby deleted and the term "Base Rent" is hereby defined to incorporate the Replacement Cost. The Base Rent shall be payable by the Tenant on the following dates in the indicated amounts.


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May 28, 1999
Sparta Amendment
page two


      July 1, 1999 -
       August 31, 2002      Four Hundred Eighty-Six Thousand Three Hundred
                            Eighteen and 40/100 Dollars ($486,318.40), payable annually, in advance, in equal monthly installments of Forty Thousand Five Hundred Twenty-Six and
                            53/100 Dollars($40,526.53).

      September 1, 2002-
      August 31, 2007       Five Hundred Thirty-One Thousand One Hundred
                            Fifty-One and 20/100 Dollars ($531,151.20), payable annually, in advance, in equal monthly installments of Forty Four Thousand Two Hundred Sixty-Two and
                            60/100 Dollars ($44,262.60).

     September 1, 2007-
     August 31, 2012        Five Hundred Eighty Thousand Four Hundred
                            Sixty-Seven and 28/100 Dollars ($580,467.28),
                            payable annually, in advance, in equal monthly installments of Forty Eight Thousand Three
                            Hundred Seventy-Two and 72/100 Dollars ($48,372.27).

4. The parties acknowledge that the amounts set forth herein represent Tenant's entire responsibility for Base Rent and the cost to replace the roof and Tenant's responsibility to pay such rent and costs expires upon the expiration of the Lease.

5.. Section 25.2. Notices, of the Lease is hereby amended to reflect the Landlord's address for notices as:

                           First Industrial, L.P.
                           311 South Wacker Drive, Suite 4000
                           Chicago, IL  60606

     With copies to:       Barrack Ferrazzano Kirschbaum Perlman & Nagelberg
                           333 West Wacker Drive
                           Suite 2700
                           Chicago, IL   60606
                           Attn: Howard Nagelberg and Suzanne Bessette-Smith

May 28, 1999
Sparta Amendment
page three

                           First Industrial Realty Trust, Inc.
                           7615 Golden Triangle Drive
                           Suite N
                           Eden Prairie, MN  55344
                           Attn: Asset Manager

6. Except as amended herein, all other terms and conditions of the Lease shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Industrial Building Lease as of the day and year first above written.


LANDLORD:                                        TENANT:

FIRST INDUSTRIAL, L.P.                           SPARTA FOODS, INC.
A Delaware limited partnership


By: First Industrial Realty Trust, Inc.
    a Maryland corporation, its general
    partner


By:  /s/ Arne Cook                                /s/ A. Merrill Ayers

Its: Regional Director                            Its: Chief Executive Officer

                                LEASE EXHIBIT "A"

                                 LEASE EXHIBIT F
                    (1565 First Avenue NW/Sparta Foods, Inc.)

                       RIDER TO INDUSTRIAL BUILDING LEASE

A. LOCK BOX: Landlord may from time to time designate a lock box collection agent for the collection of rents or other charges due Landlord. In such event, the payment made by Tenant to the lock box shall be deemed to have been made by Tenant as of the date of receipt by the lock box collection agent of such payment (or the date of collection of any such sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purpose of this Lease, no such payment or collection shall be deemed a waiver by Landlord of any breach by Tenant of any term, covenant or condition of this Lease nor a waiver of any of Landlord's rights or remedies and any payments of amounts other than that deemed due and proper by Landlord shall not prejudice Landlord in any manner nor constitute a waiver and Landlord shall hereby be authorized to retain the proceeds of any payments by Tenant, whether destructively endorsed or otherwise, and apply same to the amounts due and payable from Tenant under this Lease without waiver.

B. PRIOR PROPOSALS: All prior proposals in respect to this Lease are hereby terminated.

C. NOTIFICATION TO TENANT: Landlord hereby notifies Tenant that the person(s) authorized to manage the Premises is First Industrial Realty Trust, Inc., which corporation has been appointed to act as the agent in leasing, management and operation of the Building for the owner of the Building which is First Industrial, L.P. First Industrial Trust, Inc., with its office at 7615 Golden Triangle Drive, Suite N, Eden Prairie, MN 55344, is authorized to accept service of process and receive and give receipts for notices and demands on behalf of said owner.

D. SIGNAGE: Notwithstanding anything contained in Section 4.2 ("Signage") hereof to the contrary, provided Tenant receives all necessary governmental and quasi-governmental approvals therefor, Landlord shall allow Tenant to erect a sign on the exterior of the Building. Such sign shall be Tenant's "name", shall be subordinate in size to Landlord's building designation sign if applicable and shall be subject to the reasonable approval of Landlord as to location, size, graphics, color(s), and style. Tenant shall pay all costs of installation and maintenance of such sign and shall keep such sign in good condition, order and repair at its sole costs and expense during the term of this Lease, shall remove such sign prior to termination of the term of this Lease and shall repair and restore any damage to the Building caused by such installation and/or removal. Any such sign shall be subject to the terms of any restrictive covenants recorded in connection with the Property and all applicable laws, ordinances and regulations.

E. EARLY OCCUPANCY: Tenant shall have the right to enter the Premises prior to the commencement date of the Lease, for the purpose of leasehold improvement construction; provided, however, that Tenant is subject to all of the terms, conditions and covenants of this Lease, including specifically Lease Exhibit D

("Required Insurance") and gas, electric and water utilities, except for the obligations for the payments of Net Base Rent and Additional Rent; provided, however, Tenant's entering the Premises prior to the commencement date of the Lease shall not interfere with Landlord's construction in the Premises.

F. ROOF: Landlord shall not be obligated to replace the roof within the first Lease year and not until such time that Tenant reasonably determines that replacement is necessary. Landlord will provide and pay for a new roof at that time and Tenant shall reimburse Landlord over the remainder of the term for such replacement cost over a useful life of 20 years at eleven (11%) percent interest.

G. LEASE ASSUMPTION: Landlord hereby agrees to sublease space from Tenant at 2570 Kasota Avenue, St. Paul, Minnesota. Pursuant to such sublease (see attached), Landlord shall assume all of Tenant's obligations under such Lease except the obligation to reimburse Landlord for Tenant Improvements and obligation to repair damage caused by Tenant and removal of fixtures at the expiration of the lease term.

In the event Tenant defaults under the lease at 1565 First Avenue NW, Landlord's obligation under the subtenancy shall immediately cease.

Tenant shall be responsible for all sublease commissions due to Robert C. Atkinson, Inc.

H. RIGHT OF FIRST REFUSAL: If during the period from August 1, 1997 through July 31, 2012, Landlord desires to sell the existing building located at 1565 First Avenue NW in New Brighton, Landlord shall deliver written notifications to Tenant.

Tenant shall have three (3) working days from receipt of such notice to deliver to Landlord notice that Tenant desires to negotiate and execute a purchase agreement for the Building.

If Tenant fails to deliver such notice to Landlord within such three (3) day period or fails to enter into a purchase agreement within twenty (20) days to Tenant's notice to Landlord, Landlord may sell the Building to the third party. The Right of First Refusal shall terminate on July 31, 2012.


                                                           Initials:

                                                           Landlord:_________

                                                           Tenant:___________